UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-145639	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1021 Main, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Chapter 11 Cases

As previously reported by Energy XXI Ltd, a Bermuda exempted company (“EXXI Ltd”), on April 14, 2016 (the “Petition Date”), the Company, Energy XXI Gulf Coast, Inc., an indirect wholly-owned subsidiary of the Company (“EGC”), EPL Oil & Gas, Inc., an indirect wholly-owned subsidiary of EXXI Ltd (“EPL”), and certain other subsidiaries of EXXI Ltd (together with EXXI Ltd, EGC and EPL, the “Debtors”) filed voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) under the caption In re Energy XXI Ltd, et al., Case No. 16-31928 (the “Chapter 11 Cases”).

On July 15, 2016, the Bankruptcy Court entered the Order (A) Approving the Disclosure Statement and the Form and Manner of Service Related Thereto, (B) Setting Dates for the Objection Deadline and Hearing Relating to Confirmation of the Plan and (C) Granting Related Relief. On July 18, 2016, the Debtors filed the solicitation version of the Debtors’ Third Amended Disclosure Statement (as amended, modified, or supplemented from time to time, the “Disclosure Statement”).

On November 21, 2016, the Debtors filed the Second Amended Proposed Joint Chapter 11 Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”) and the solicitation version of the Second Supplement to the Disclosure Statement Setting Forth Modifications to the Plan (as amended, modified, or supplemented from time to time, the “Disclosure Statement Supplement”).

On November 21, 2016, the Bankruptcy Court entered the Order (A) Approving the Adequacy of the Disclosure Statement Supplement to the Debtors’ Third Amended Disclosure Statement Setting Forth Modifications to the Debtors’ Plan and the Continued Solicitation of the Plan and (B) Granting Related Relief approving updated solicitation and tabulation procedures with respect to the Plan.

On December 13, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) pursuant to the Bankruptcy Code, which approved and confirmed the Plan as modified by the Confirmation Order.

In connection with the satisfaction of the conditions to effectiveness as set forth in the Confirmation Order and in the Plan, EXXI Ltd and EGC completed a series of internal reorganization transactions pursuant to which EXXI Ltd transferred all of its remaining assets to reorganized EGC, as the new parent entity (the “New Parent”). On December 30, 2016 (the “Effective Date”), the Debtors satisfied the conditions to effectiveness, the Plan became effective in accordance with its terms and the New Parent and the other reorganized Debtors (with the New Parent, the “Reorganized Debtors”) emerged from the Chapter 11 Cases.

Bermuda Proceeding

Concurrently with the filing of the Bankruptcy Petitions, EXXI Ltd filed a petition seeking an order for liquidation of EXXI Ltd in the Supreme Court of Bermuda (the “Bermuda Court”) (the “Bermuda Proceeding”). On April 15, 2016, John C. McKenna was appointed as provisional liquidator (“Provisional Liquidator”) by the Bermuda Court. In light of the Plan and the emergence of EXXI Ltd, the Bermuda Court will be requested to make a winding up order formally placing EXXI Ltd in liquidation. The liquidation is likely to be completed during the first half of 2017, and EXXI Ltd will, at such conclusion, be dissolved.

Successor Issuer

This Current Report on Form 8-K (this “Form 8-K”) is being filed by the New Parent as the initial report of the New Parent to the Securities and Exchange Commission (the “Commission”) and as notice that the New Parent is the successor issuer to EXXI Ltd under Rule 12g-3 under the Exchange Act. As a result, the shares of common stock of the New Parent, par value $0.01 per share (the “Common Stock”), are deemed to be registered under Section 12(g) of the Exchange Act. The New Parent is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission.

References in this Form 8-K to the “New Parent,” “we,” “our” or similar terms when used in reference to the period subsequent to the emergence from the Chapter 11 Cases refer to reorganized Energy XXI Gulf Coast, Inc., the new parent entity and successor issuer pursuant to Rule 12g-3(a) of the Exchange Act. References in this Form 8-K to “EXXI Ltd,” “we,” “our” or similar terms when used in reference to the periods prior to the emergence from the Chapter 11 Cases refer to Energy XXI Ltd, the predecessor and former parent entity that will be dissolved upon the completion of the Bermuda Proceeding. References in this Form 8-K to “EGC” refer to Energy XXI Gulf Coast, Inc. in the periods prior to the emergence from the Chapter 11 Cases during which it was the wholly-owned operating subsidiary of EXXI Ltd. All capitalized terms used herein but not otherwise defined in this Form 8-K have the meanings set forth in the Plan.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Effective Date, the New Parent entered into a registration rights agreement (the “Registration Rights Agreement”) with parties who received shares of Common Stock upon the Effective Date (the “Holders”) representing 10% or more of the Common Stock outstanding on that date or who acquire 10% or more of the Common Stock outstanding within six months of the Effective Date. The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement). On or before the date that is 60 days after the Effective Date, the New Parent will file, and will thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, a registration statement on Form S-1 (or other appropriate form) for the offer and resale of the Common Stock held by the Holders.

Pursuant to the Registration Rights Agreement, the Holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their demand registration rights, Holders may request New Parent to register all or a portion of their Registrable Securities, including on a delayed or continuous basis under Rule 415 of the Securities Act of 1933. Holders, as a group, are entitled to five demand registrations. Generally, the New Parent is required to provide notice of a demand request within ten days following the receipt of the demand notice to all additional Holders, who may, in certain circumstances, participate in such demand registration. Under their underwritten offering registration rights, Holders also have the right to demand the New Parent to effectuate the distribution of any or all of such Holders’ Registrable Securities by means of an underwritten offering pursuant to an effective registration statement. Holders, as a group, are entitled to three underwritten offering requests in any twelve-month period. The New Parent is not obligated to effect a demand registration request or an underwritten demand registration request within 180 days of closing either a demand registration or an underwritten offering. The Company is required to use its reasonable best efforts to maintain the effectiveness of any such demand registration statement until the earlier of 270 days (or three years if a “shelf registration” is requested) after the Effective Date and the consummation of the distribution by the participating Holders. Under their piggyback registration rights, if at any time the New Parent proposes to register an offering of Common Stock for its own account, the New Parent must give at least ten business days’ notice to all Holders to allow them to include their shares in the registration statement, subject to certain limitations.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the New Parent’s right to delay or withdraw a registration statement under certain circumstances. The New Parent will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

The obligations to register shares under the Registration Rights Agreement will terminate with respect to the New Parent and each Holder on the first date upon which such Holder no longer beneficially owns any Registrable Securities.

This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Exit Facility

Pursuant to the Plan, on the Effective Date, the New Parent, as Borrower, and the other Reorganized Debtors entered into a new three-year secured credit facility (the “Exit Facility”). The Exit Facility is comprised of two facilities: (i) a term loan facility (the “Exit Term Loan”) resulting from the conversion of the remaining drawn amount under the Debtors’ existing first lien credit facility (the “Current Revolving Credit Facility”) of approximately $69 million plus accrued default interest, fees and expenses and (ii) a revolving credit facility (the “Exit Revolving Facility”) resulting from the conversion of the former EGC tranche of the Current Revolving Credit Facility which provides, subject to the limitations noted below, for the making of revolving loans and the issuance of letters of credit.

The Exit Term Loan has a maturity of three years. Interest on the outstanding amount of the Exit Term Loan will accrue at an interest rate equal to either: (i) the Alternative Base Rate (as defined in the Exit Facility) plus 3.5% per annum or (ii) the one-month LIBO Rate (as defined in the Exit Facility) plus 4.5% per annum. Interest on the Exit Term Loan bearing interest at the Alternative Base Rate will be payable quarterly; interest on the Exit Term Loan bearing interest at the LIBO Rate will be payable monthly.

On the Effective Date, the aggregate commitments for the Exit Revolving Facility were $227,742,500, all of which will be utilized to maintain in effect outstanding letters of credit, including $225,000,000 of letters of credit issued in favor of Exxon Mobil Corporation (“ExxonMobil”) to secure certain plugging and abandonment obligations. Each existing letter of credit may be renewed or replaced (in each case, in an outstanding amount not to exceed the outstanding amount of the existing letter of credit).

Following the Effective Date, the commitments under the Exit Revolving Facility will be reduced by fifty percent of the amount of the aggregate reduction in the stated amount of all letters of credit outstanding in favor of ExxonMobil. The remaining fifty percent of such aggregate reduction is available for borrowing as revolving loans subject to a maximum for all such loans of (i) $25 million prior to the date the borrowing base is initially determined and (ii) the borrowing base, on and after the date the borrowing base is initially determined. The borrowing base will be initially determined after June 30, 2017, and is redetermined semi-annually thereafter.”

The New Parent must make a mandatory prepayment of the revolving loans and, if necessary, cash collateralize the outstanding letters of credit if a reduction in revolving commitments would cause the revolving credit exposure to exceed the revolving credit commitments. On or after the determination of the borrowing base, the New Parent must also make a mandatory prepayment of the revolving loans and, if necessary, cash collateralize the outstanding letters of credit not in favor of ExxonMobil if a borrowing base deficiency arises. For each fiscal quarter ending on and after March 31, 2018, if the Asset Coverage Ratio (as defined in the Exit Facility) is less than 1.50 to 1.00, the New Parent must make a mandatory prepayment of the Exit Term Loan equal to the lesser of (i) 7.5% of the aggregate outstanding principal amount of the Exit Term Loan on the Effective Date or (ii) the then outstanding principal amount of the Exit Term Loan.

The Exit Revolving Facility has a maturity of three years. Interest on the outstanding amount of revolving loans borrowed under the Exit Revolving Facility will accrue at an interest rate equal to either (i) the Alternative Base Rate plus 3.5% per annum or (ii) the one, three or six month LIBO Rate plus 4.5% per annum. Interest on revolving loans that bear interest at the Alternative Base Rate will be payable quarterly; interest on revolving loans that bear interest at the LIBO Rate will be payable at the end of each interest period or, if an interest period exceeds three months, at the end of every three months. The stated amount of each letter of credit issued under the Exit Revolving Facility accrues fees at the rate of 4.5% per annum. There is an issuance fee of 0.25% per annum charged on the stated amount of each letter of credit issued after the Effective Date.

Unused commitments under the Exit Revolving Facility will accrue a commitment fee of 0.50% payable quarterly in arrears.

The Exit Facility is guaranteed by substantially all of the wholly owned subsidiaries of the New Parent, subject to customary exceptions, and is secured by first priority security interests on substantially all assets of each Reorganized Debtor guarantor.

The Exit Facility contains covenants and events of default customary for reserve-based lending facilities. In addition, for each fiscal quarter ending on and after March 31, 2018, the New Parent must maintain a Current Ratio (as defined in the Exit Facility) of no less than 1.00 to 1.00 and a First Lien Leverage Ratio (as defined in the Exit Facility) of no greater than 4.00 to 1.00 calculated on a trailing four quarter basis.

Upon emergence from the Chapter 11 Cases, the New Parent was required under the Exit Facility to have liquidity of at least $90 million. The Reorganized Debtors may use the proceeds of the Exit Revolving Facility for any permitted purpose, including satisfaction of ongoing working capital needs.

This summary is qualified in its entirety by reference to the full text of the Exit Facility and related Guaranty and First Lien Pledge and Security Agreement and Irrevocable Proxy, which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Warrant Agreement

On the Effective Date, the Company entered into a warrant agreement (the “Warrant Agreement”) with Continental Stock Transfer & Trust Company, as Warrant Agent. On the Effective Date, pursuant to the terms of the Plan, the Company issued 2,119,889 warrants (the “Warrants”) to holders of the EGC Unsecured Notes Claims (as defined in Item 3.02) and holders of the EPL Unsecured Notes Claims (as defined in Item 3.02).

The Warrants are exercisable from the date of the Warrant Agreement until 5:00 p.m., New York City time, on December 30, 2021 (the “Expiration Date”). The Warrants are initially exercisable for one share of Common Stock per Warrant (such rate, as adjusted pursuant to the Warrant Agreement, being the “Warrant Exercise Shares”) at an initial exercise price of $43.66 (the “Exercise Price”). The Warrant Exercise Shares and Exercise Price are subject to customary anti-dilution adjustments. No adjustments to the applicable Exercise Price or Warrant Exercise Shares are required unless the cumulative adjustments required would result in an increase or decrease of at least 1.0% in the applicable Exercise Price or the Warrant Exercise Shares. Additionally, if an adjustment in Exercise Price would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price will reduce the Exercise Price to the par value of the Common Stock.

Upon the occurrence of certain events prior to the Expiration Date constituting a recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s equity securities or assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock (any such event, “Organic Change”), each holder of Warrants will be entitled to receive, upon exercise of a Warrant, such cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (as if the holder had exercised such Warrant immediately prior to such Organic Change) with respect to or in exchange, as applicable, for the number of Warrant Exercise Shares that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Organic Change.

Holders of Warrants are not entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to consent or to receive notice as stockholders with respect to any meeting of stockholders for the election of the New Parent’s directors or any other matter, or to exercise any rights whatsoever as the New Parent’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock issuable upon exercise of the Warrants.

The Warrants permit a holder of Warrants to exercise the Warrants for net share or “cashless” settlement in lieu of paying the Exercise Price by authorizing the Company to withhold and not issue to such holder, in payment of the Exercise Price, a number of such Warrant Exercise Shares equal to (i) the number of Warrants Exercise Shares for which the Warrants are being exercised, multiplied by (ii) the Exercise Price, and divided by (iii) the Current Sale Price (as defined in the Warrant Agreement) on the Exercise Date.

The description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 10.5 and incorporated by reference herein.

CEO Employment Agreement

On the Effective Date, the New Parent entered into an employment agreement with John D. Schiller, Jr. as President and Chief Executive Officer of the New Parent (the “CEO Employment Agreement”). The CEO Employment Agreement supersedes the employment agreement Mr. Schiller had in place with EXXI Ltd prior to the Effective Date. The CEO Employment Agreement has an initial term expiring on December 30, 2019 and provides for an annual base salary of $910,000 (“Base Compensation”) with an annual target bonus of 125% of Mr. Schiller’s Base Compensation (“Target Bonus”).

Should Mr. Schiller be terminated by the New Parent for Cause (as defined in the CEO Employment Agreement) or should Mr. Schiller terminate his employment other than for Good Reason (as defined in the CEO Employment Agreement), the New Parent will make no further payments under the CEO Employment Agreement other than the salary and business expenses to which he is entitled immediately prior to such termination (“Accrued Benefits”).

Should Mr. Schiller be terminated by the New Parent for a reason other than for Cause (other than due to his death or Disability (as defined in the CEO Employment Agreement)) or should Mr. Schiller resign for Good Reason, Mr. Schiller will receive his Accrued Benefits, and subject to Mr. Schiller and the New Parent executing and not revoking a mutual release of claims, Mr. Schiller will be entitled to the following:

•	on or prior to the first anniversary of the Effective Date, (i) a lump sum of $2 million and (ii) reimbursement for the monthly cost of maintaining health benefits for Mr. Schiller and his spouse and eligible dependents as of the date of termination of employment for a period of 18 months to the extent Mr. Schiller elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

•	after the first anniversary of the Effective Date, (i) three times his Base Compensation and Target Bonus and (ii) reimbursement for the monthly cost of maintaining health benefits for Mr. Schiller and his spouse and eligible dependents as of the date of termination of employment for a period of 18 months to the extent Mr. Schiller elects COBRA continuation coverage.

In the event of Mr. Schiller’s death or his termination by the New Parent on account of his Disability during the term of the CEO Employment Agreement, the New Parent will be obligated to continue for twelve months after his death or such termination due to Disability to pay the Base Compensation payments to Mr. Schiller or his beneficiary, or if none, his estate, as applicable.

During the term of Mr. Schiller’s employment and for a period of twelve months thereafter, Mr. Schiller cannot: (i) perform services for, or have over a five percent (5%) ownership interest in, or participate in competing business; or (ii) solicit, recruit or hire, or assist any person, or entity in the solicitation, recruitment or hiring of any person engaged by the New Parent as an employee, officer, director or consultant.

This summary is qualified in its entirety by reference to the full text of the CEO Employment Agreement, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Long Term Incentive Plan

The Bankruptcy Court approved the adoption of the 2016 LTIP (as defined in Item 5.02) by the New Parent in its approval of the Confirmation Order. The information contained in Item 5.02 of this Form 8-K under the sub-heading “Long Term Incentive Plan” is incorporated herein by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Prepetition Notes

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes and the related collateral agreements and registration rights, as applicable, were cancelled and the indentures governing such obligations were cancelled:

•	11.0% senior secured second lien notes due March 15, 2020 (the “Second Lien Notes”) issued pursuant to that certain Indenture, dated as of March 12, 2015, among EGC, the guarantors party thereto, and U.S. Bank, N.A., as trustee, and all amendments, supplements or modifications thereto and extensions thereof;

•	6.875% senior unsecured notes due March 15, 2024 (the “EGC 6.875 Senior Notes”) issued pursuant to that certain indenture, dated May 27, 2014, among EGC, the guarantors party thereto, and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof;

•	7.50% senior unsecured notes due December 15, 2021 (the “EGC 7.50% Senior Notes”) issued pursuant to that certain indenture, dated September 26, 2013, among EGC, the guarantors party thereto, and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof;

•	7.75% senior unsecured notes due June 15, 2019 (the “EGC 7.75% Senior Notes”) issued pursuant to that certain indenture, dated February 25, 2011, among EGC, the guarantors party thereto, and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof;

•	9.25% senior unsecured notes due December 15, 2017 (the “EGC 9.25% Senior Notes,” and together with the EGC 6.875% Senior Notes, the EGC 7.50% Senior Notes, the EGC 7.75% Senior Notes and the “EGC Unsecured Notes”) issued pursuant to that certain indenture, dated December 17, 2010, among EGC, the guarantors party thereto, and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, and all amendments, supplements or modifications thereto and extensions thereof;

•	8.25% senior unsecured notes due February 15, 2018 (the “EPL 8.25% Senior Notes”) issued pursuant to that certain indenture, dated as of February 14, 2011, by and EGC, the guarantors party thereto, and U.S. Bank National Association, as trustee, and all amendments, supplements or modifications thereto and extensions thereof; and

•	3.0% senior convertible notes due on December 15, 2018 (the “EXXI 3.0% Senior Convertible Notes”) issued pursuant to that certain indenture dated as of November 22, 2013 among EXXI Ltd and Wilmington Savings Fund Society, FSB, as trustee, and all amendments, supplements or modifications thereto and extensions thereof.

Current Revolving Credit Facility

On the Effective Date, by operation of the Plan, all outstanding obligations under the Current Revolving Credit Facility and the related collateral agreements were cancelled and the credit agreements governing such obligations were cancelled.

Equity Interests

As a result of the Plan, there are no assets remaining in EXXI Ltd, and under Bermuda law, shareholders (including preferred shareholders) of EXXI Ltd will receive no payments. EXXI Ltd will be dissolved at the conclusion of the Bermuda Proceeding, and as such, the shareholders will no longer have any interest in EXXI Ltd as a matter of Bermuda law. The company will cease to have any legal personality.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Exit Facility set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On the Effective Date, the New Parent issued (i) 27,897,739 shares of Common Stock, pro rata, to holders of the claims arising from the Second Lien Notes, (ii) 3,985,391 shares of Common Stock, pro rata, to holders of the claims arising from the EGC Unsecured Notes (the “EGC Unsecured Notes Claims”), (iii) 1,328,464 shares of Common Stock, pro rata, to holders of the claims arising from the EPL 8.25% Senior Notes (the “EPL Unsecured Notes Claims”), (iv) 1,271,933 Warrants, pro rata, to holders of the EGC Unsecured Notes Claims; and (v) 847,956 Warrants, pro rata, to holders of the EPL Unsecured Notes Claims. The Confirmation Order and Plan provide for the exemption of the offer and sale of the shares of Common Stock and the Warrants (including shares of Common Stock issuable upon the exercise thereof) from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 1145(a)(1) of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under the Plan from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

As provided in the Plan, all notes, stock, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date (with the exception of the stock of EXXI Ltd as discussed above), and the obligations of the Debtors thereunder or in any way related thereto were fully released. For further information, see Items 1.01, 1.02, 3.02 and 5.03 of this Form 8-K, which are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As previously disclosed, on the Effective Date, the New Parent issued 100% of its shares of Common Stock to certain of the Debtors’ creditors pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02, 3.03 and Item 5.03 of this Form 8-K, which is incorporated herein by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Continuing EXXI Ltd Directors

Pursuant to the Plan, as of the Effective Date, the following directors resigned from EXXI Ltd’s board of directors: William Colvin, Cornelius Dupré II, Hill A. Feinberg, Kevin Flannery, Scott A. Griffiths and James LaChance. On January 3, 2017, John D. Schiller, Jr. also resigned from EXXI Ltd’s board of directors. Following the resignation of all of the directors of EXXI Ltd and in accordance with Bermuda law, the Provisional Liquidator assumed full control of EXXI Ltd’s affairs and will continue to do so until the conclusion of the Bermuda Proceeding.

Departure and Appointment of New Parent Directors

Upon the effectiveness of the Plan, Bruce W. Busmire resigned as director of EGC. On the Effective Date, by operation of the Plan, John D. Schiller, Jr., an existing director of EGC, Michael S. Bahorich, George Kollitides, Steven Pully, Michael S. Reddin, James “Jay” W. Swent III and Charles W. Wampler became members of the board of directors of the New Parent (the “New Parent Board”):

Biographical information about the New Parent’s directors is set forth in the table below.

Name	Age	Position

Michael S. Bahorich	60	Michael S. Bahorich is an award-winning oil and gas executive with broad technical knowledge, deep industry expertise, and Board experience. Skilled in managing operations, research, and technical service at major and independent oil companies, he has recently retired from Apache, where he was one of the five top officers, was a member of the senior team that grew earnings 28 times over 10 years, and served as an executive vice president for 15 years. Mr. Bahorich is also a recent Director of a publicly traded company, non-profit boards, a Trustee of the Houston Museum of Natural Science, and was a member of academic advisory boards (Yale and Stanford). Previously, Mr. Bahorich served as a director of Global Geophysical Services. In his tenure at Apache, Mr. Bahorich most recently served as Chief Technology Officer. Prior to joining Apache, Mr. Bahorich worked at Amoco Corporation, which he joined in 1981 as a Geoscientist. From 2002 to 2003, Mr. Bahorich served as President of the Society of Exploration Geophysicists. He has a B.S. in Geology from the University of Missouri, Columbia, and an M.S. in Geophysics from Virginia Polytechnic Institute (VPI). Mr. Bahorich has 10 patents in Geophysics, Engineering, and Electronics, received the Virgil Kauffman Gold Medal from the Society of Exploration Geophysicists, is the author of influential scientific articles, and is an Honorary Member of the Society of Exploration Geophysicists and the Geophysical Society of Houston.

George Kollitides	47	George Kollitides is an experienced transaction, strategy and operations leader and has held principal, board and operational leadership roles, including as a CEO, in public, private and non-profit organizations. He is currently a Managing Director and co-head of A&M Capital Opportunities (“AMCO”), where he sits on the Investment Committee. Prior to joining AMCO, Mr. Kollitides was Chairman and CEO of the Remington Outdoor Company and a Managing Director at Cerberus Capital Management, L.P. Mr. Kollitides joined Cerberus from TenX Capital Management, a special situations private equity firm he co-founded. Prior to co-founding TenX, he was a Principal at Catterton Partners. Mr. Kollitides started his career at GE, where he was six sigma trained and focused on turning around under-performing businesses, leveraged finance and private equity. Mr. Kollitides currently sits on the Boards’ of adMarketplace, Precision Gear, Inc. and Tier 1 Group. He also serves as the Vice Chairman of the Orthopedic Foundation for Active Lifestyles and is a NY Advisory Board Member for Good Sports. Mr. Kollitides received an MBA in Finance and Management of Organizations from Columbia Business School in 1998 and a BA in Economics with a Minor in Government and Law from Lafayette College in 1991.

Steven Pully	56	Steven Pully performs consulting and investment banking services for companies and investors in the oil and gas area and serves on boards of public and private oil and gas companies. Until September of 2014, Mr. Pully was the General Counsel and a partner of Carlson Capital, L.P. Prior to working at Carlson Capital, Mr. Pully spent six years as the President of Newcastle Capital Management, serving as the Chief Executive Officer of two operating companies. Mr. Pully was a Senior Managing Director at Bear Stearns, a Managing Director at Bank of America Securities and also worked at Kidder Peabody and Wasserstein Perella. Prior to this, Mr. Pully was an attorney at Baker & Botts in Houston from 1985 through 1989. In addition to being a licensed attorney, Mr. Pully is also a CPA and CFA. Mr. Pully has served on sixteen Boards of Directors of public and private companies, including five public oil and gas companies and two private oil and gas companies. He was a Director of EPL Oil & Gas for the six years prior to the sale of the company to EXXI Ltd in June 2014. At the time of the sale, Mr. Pully was the lead Director. Mr. Pully is currently a Director of two public companies in addition to New Parent, Bellatrix Exploration and VAALCO Energy. He is also a member of two private company boards. Mr. Pully earned his undergraduate degree with honors in Accounting from Georgetown University and is also a graduate of The University of Texas School of Law. Mr. Pully recently was appointed to a three-year term on the Board of Advisors of the McDonough School of Business at Georgetown University.

Michael S. Reddin	56	Michael S. Reddin has over 34 years of upstream oil and gas experience in North America, having served in a wide variety of engineering, commercial and leadership roles with small, medium, and large companies. From March 2013 to April 2016, Mr. Reddin served as Chairman, Chief Executive Officer and President of Davis Petroleum Acquisition Corp. where he led the sale of Davis’ offshore business (closed in 2014) and the merger of the onshore business with Yuma Energy, Inc. From August 2009 to March 2013, Mr. Reddin served as President and CEO of Davis. In 2008 and 2009, Mr. Reddin served as President and CEO of Kerogen Resources, Inc. From 2001 to 2008, Mr. Reddin served in a variety of executive roles in BP America’s largest upstream unit, the Deepwater Gulf of Mexico, including VP of Developments and VP of Production. From 1982 to 2000, Mr. Reddin has served in various capacities in management roles and as a reservoir engineer in Vastar Resources and ARCO Oil and Gas. Mr. Reddin currently serves on the Board of Southcross Holdings GP LLC and Midstates Petroleum Company. Mr. Reddin’s prior Board experience includes Berry Petroleum Company, Gulfport Energy, Kerogen Resources, Davis Petroleum, and several non-profit roles. Mr. Reddin graduated magna cum laude from Texas A&M University in 1982 with a bachelor's degree in Mechanical Engineering.

John D. Schiller, Jr.	57	John D. Schiller, Jr. is our President and Chief Executive Officer, and has been since our inception in 2005. Mr. Schiller's career spans more than 35 years in the oil and gas industry. In addition to forming the Company, Mr. Schiller served as: Vice President, Exploration and Development, for Devon Energy from April 2003 to December 2004 with responsibility for domestic and international activities; Executive Vice President, Exploration and Production, for Ocean Energy, Inc. from 1999 to April 2003, overseeing Ocean's worldwide exploration, production and drilling activities; and Senior Vice President of Operations of Seagull Energy. Prior to serving in those offices, Mr. Schiller held various positions at Burlington Resources, including Engineering and Production Manager of the Gulf of Mexico Division and Corporate Acquisition Manager, and at Superior Oil where he began his career in 1981. Mr. Schiller currently serves on the Board of Directors of the Houston Alley Theatre and Escape Family Resource Center, both charitable organizations. He is a registered professional engineer in the State of Texas and is a charter member and past Chairman of the Petroleum Engineering Industry Board, a member of the Look College of Engineering Advisory Council, and a Trustee of the 12th Man Foundation at Texas A&M University. His memberships also include the Independent Petroleum Association of America, the American Petroleum Institute and the Society of Petroleum Engineers. Mr. Schiller graduated with honors from Texas A&M University with a Bachelor of Science in Petroleum Engineering in 1981, and was inducted into the Texas A&M University Harold Vance Department of Petroleum Engineering's Academy of Distinguished Graduates in 2008.

James “Jay” W. Swent III	66	James “Jay” W. Swent III is a proven leader in international business with over 35 years of experience working in North America, Europe, Asia, and Latin America. He has held senior leadership positions in general management, operations, finance and business development in a diverse range of industries with companies such as Memorex Telex, Rodime, Nortel, Cyrix, and American Pad and Paper and Ensco plc. He has served on Boards of public companies listed on the NYSE, NASDAQ, and London Stock Exchange. As a CEO, Mr. Swent has developed and implemented unique strategies to grow and improve under-performing companies but has also led complex operational restructurings, turnarounds and plant rationalizations. As a CFO and financial executive, he has managed large public company acquisitions, divestitures, joint ventures, large merger integration projects and a major tax redomestication from the U.S. to the UK. Mr. Swent has served on the board of a non-profit organization addressing social and civic issues in the Cape Cod area and was Chairman of BayTech Federal Credit Union for eight years. Mr. Swent was the recipient of Institutional Investor’s “2010 Best CFO Award”. He is an active member of NACD. Mr. Swent earned both a Master of Business Administration in Finance and a Bachelor of Science degree from the University of California, Berkeley.

Charles W. Wampler	62	Charles W. Wampler currently serves as a director for Swift Energy Company. Previously, he held roles as Chief Operating Officer of Aspect Holdings, President of Aspect Energy and General Exploration Partners (GEP) from 2007 to 2016 and Board Member for GEP from 2009 to 2012. Mr. Wampler directed the day to day management of Aspect’s domestic operations in the US Gulf Coast and international operations in Hungary and Kurdistan, Iraq. Prior to joining Aspect, Mr. Wampler was Chief Operating Officer of Lewis Energy Group and Board member from 2004 to 2007. Mr. Wampler directed the day to day management of Lewis’s domestic, fully integrated, exploration and production company with drilling, production, and pipeline operations and international operations in Mexico and Colombia. Prior to joining Lewis Energy, Mr. Wampler was Division Operations Manager and Drilling Manager of EOG Resources from 1984 to 2004. Prior to joining EOG, Mr Wampler held several Engineering positions with Valero Producing Company and Kerr-McGee. Mr. Wampler earned his BS in Petroleum Engineering from USL in 1978.

The New Parent Board has appointed Mr. Reddin to serve as Chairman of the New Parent Board.

Committees of the New Parent Board

The standing committees of the New Parent Board consist of an Audit Committee, a Compensation Committee and a Nomination and Governance Committee.

•	The New Parent Board has appointed Messrs. Swent, Kollitides, Pully and Wampler as members of the Audit Committee. Mr. Swent will serve as the Audit Committee Chairman.

•	The New Parent Board has appointed Messrs. Pully, Bahorich, Kollitides and Swent as members of the Compensation Committee. Mr. Pully will serve as the Compensation Committee Chairman.

•	The New Parent Board has appointed Messrs. Wampler, Bahorich, Pully and Reddin as members of the Nomination and Governance Committee. Mr. Wampler will serve as the Nomination and Governance Committee Chairman.

Certain Relations and Related Party Transactions

The transactions described under the heading “Registration Rights Agreement” in Item 1.01 may be deemed to be related party transactions and are incorporated by reference into this Item 5.02.

Appointment of New Parent Officers

In accordance with the Plan, prior to the Effective Date, the following current officers of EXXI Ltd were appointed as officers of the New Parent:

Name	Offices
John D. Schiller, Jr.	Chief Executive Officer and President
Bruce W. Busmire	Chief Financial Officer
Antonio de Pinho	Chief Operating Officer
Hugh Menown	Executive Vice President, Chief Accounting Officer

Biographical information about John D. Schiller, Jr. is included above under the heading “Departure and Appointment of New Parent Directors.” Biographical information about the other New Parent executive officers is set forth in Amendment No. 1 to EXXI Ltd’s Annual Report on Form 10-K for the year ended June 30, 2016, filed with the SEC on October 28, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance – Information About Executive Officers,” which information is incorporated by reference herein.

The description of John D. Schiller, Jr.’s employment agreement provided under the heading “CEO Employment Agreement” in Item 1.01 is incorporated by reference into this Item 5.02.

Indemnification of Directors and Officers

As of the Effective Date, the New Parent entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the New Parent to (a) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the New Parent and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The New Parent may enter into indemnification agreements with any future directors or executive officers.

Each indemnification agreement is in substantially the form included herein as Exhibit 10.7 to this Form 8-K. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

Long Term Incentive Plan

On the Effective Date, the New Parent entered into Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan (the “2016 LTIP”), which is a comprehensive equity-based award plan as part of the go-forward compensation for the Reorganized Debtors’ officers, directors, employees and consultants (“Service Providers”). The total number of shares of Common Stock reserved and available for delivery with respect to awards under the 2016 LTIP is 1,859,552 shares (or 5% of the total New Equity). The New Parent Board will determine the types of equity based awards (which may include stock option, stock appreciation rights, restricted stock, restricted stock units, bonus stock awards, performance awards, other stock based awards or cash awards) and the terms and conditions (including vesting and forfeiture restrictions) of such awards. Awards under the 2016 LTIP will be awarded to the Service Providers selected in the discretion of the New Parent Board; provided, however, that 3% of the 5% total New Equity on a fully diluted basis reserved under the 2016 LTIP must be allocated by the New Parent Board no later than 120 days after the Effective Date. This summary is qualified in its entirety by reference to the full text of the 2016 LTIP, which is attached hereto as Exhibit 10.8 and incorporated by reference herein.

Non-Employee Director Compensation Policy

On January 6, 2017, the Board adopted the Non-Employee Director Compensation Policy (the “Director Compensation Policy”), pursuant to which each non-employee director is entitled to receive, or has received, the compensation as set forth in the Director Compensation Policy, which is attached hereto as Exhibit 10.9 and incorporated by reference herein. The Director Compensation Policy provides for annual cash retainers of (i) $75,000 for serving on the Board or $125,000 for serving as the Non-Executive Chairman of the Board; (ii) $25,000 for serving as the Chairman of the Audit Committee and $12,500 for serving as a member of the Audit Committee; (iii) $25,000 for serving as the Chairman of the Compensation Committee and $12,500 for serving as a member of the Compensation Committee; and (iv) $10,000 for serving as the Chairman of the Nomination and Governance Committee and $5,000 for serving as a member of the Nomination and Governance Committee. As set forth in the Director Compensation Policy, each non-employee director is also eligible to receive (a) an initial restricted stock unit award of $200,000 or $300,000 for the Non-Executive Chairman of the Board and (b) $130,000 of annual restricted stock units or $175,000 for the Non-Executive Chairman of the Board. The deemed value utilized by the Board for purposes of the equity awards to be granted in January 2017 pursuant to the Director Compensation Policy is $20 per share. All equity awards granted pursuant to the Director Compensation Policy are subject to the terms and conditions of the 2016 LTIP, to such director’s continued service on the Board, and to acceleration upon the occurrence of specified events.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, on the Effective Date, the New Parent’s certificate of incorporation and bylaws were amended and restated in their entirety. Each of the New Parent’s Second Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “A&R Bylaws”) became effective on the Effective Date. Under the A&R Certificate of Incorporation, the total number of all shares of capital stock that the New Parent is authorized to issue is 110 million shares, consisting of 100 million shares of the New Parent’s common stock, par value $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per share.

Common Stock

Dividends. Subject to the rights granted to any holders of the Preferred Stock, holders of the Common Stock will be entitled to dividends in the amounts and at the times declared by the New Parent Board in its discretion out of any assets or funds of the New Parent legally available for the payment of dividends.

Voting. Each holder of shares of the Common Stock is entitled to one vote for each share of the Common Stock on all matters presented to the stockholders of the New Parent (including the election of directors). The holders of a majority in voting power of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum. The vote required, when a quorum is present, is the affirmative vote of the majority in voting power of the shares of Common Stock, present in person or represented by proxy, at a meeting of stockholders entitled to vote, unless otherwise required by applicable law, the A&R Certificate of Incorporation or the A&R Bylaws.

Liquidation. Upon the liquidation, dissolution or winding up of the affairs of the New Parent, holders of the Common Stock will share equally, on a per share basis, in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences of shares of Preferred Stock.

Preemptive Rights. The A&R Certificate of Incorporation provides that each holder of Common Stock that, together with its affiliates, beneficially owns at least 1% of the outstanding Common Stock is granted the right to purchase its pro rata share of any and all issuances of new securities of the New Parent or any of its subsidiaries.

Under the terms of the A&R Certificate of Incorporation, the New Parent is prohibited from issuing any non-voting equity securities to the extent required under Section 1123 of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the New Parent.

Limitation of Liability of Directors

The A&R Certificate of Incorporation provides that no director will be personally liable to the New Parent or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate the New Parent’s and its stockholders’ rights, through stockholders’ derivative suits on the New Parent’s behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

Anti-Takeover Provisions of the A&R Certificate of Incorporation, the A&R Bylaws and the DGCL

The A&R Certificate of Incorporation, the A&R Bylaws and the DGCL contain provisions that may have some anti-takeover effects and may delay, defer or prevent a takeover attempt or a removal of the New Parent’s incumbent officers or directors that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for shares held by the stockholders.

Preferred Stock. The Board is empowered, without further vote or action by the stockholders (except as may otherwise be provided by the terms of any class or series of then-outstanding Preferred Stock), to authorize the issuance of the Preferred Stock in one or more classes or series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the New Parent without further action by the stockholders and may adversely affect the voting and other rights of the holders of the Common Stock. At present, the New Parent has no plans to issue any of the Preferred Stock.

Written Consent of Stockholders; Calling of Special Meeting of Stockholders

The A&R Bylaws provide that prior to (i) the date the Common Stock is listed on a national securities exchange (a “Listing”) or (ii) the date of the consummation of the first public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (an “IPO”), any action required or permitted to be taken by the New Parent’s stockholders may be taken by the written consent of the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present. Following the date on which the New Parent completes a Listing or an IPO, any action required or permitted to be taken by the New Parent’s stockholders may be taken by the written consent of all of the holders of outstanding Common Stock entitled to vote thereon.

Stockholders are only permitted to call a special meeting upon a written request of the holders of a majority of the total voting power of all the shares of the New Parent entitled to vote generally in the election of directors.

Amendment of the A&R Bylaws. Under the DGCL, the power to adopt, amend or repeal A&R Bylaws is conferred upon the stockholders. A corporation may, however, in its Certificate of Incorporation also confer upon the board of directors the power to adopt, amend or repeal its A&R Bylaws. The A&R Certificate of Incorporation and the A&R Bylaws grant to the Board the power to adopt, amend, restate or repeal the A&R Bylaws, provided that no bylaw adopted by the stockholders may be amended, repealed or readopted by the Board if such bylaw so provides. The stockholders may adopt, amend, restate or repeal the A&R Bylaws but only by a vote of holders of a majority in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class.

Other Limitations on Stockholder Actions. Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.

Newly Created Directorships and Vacancies on the Board. Under the A&R Bylaws, any vacancies on the New Parent Board for any reason and any newly created directorships resulting from any increase in the number of directors may be filled solely by the Board upon a vote of a majority of the remaining directors then in office, even if they constitute less than a quorum of the Board or by a sole remaining director.

Section 203 of the DGCL. As of the Effective Date, the New Parent has elected in its A&R Certificate of Incorporation to not be subject to Section 203.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Exclusive Forum. The A&R Certificate of Incorporation provides that, unless the New Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery will not have jurisdiction, another state court located within the state of Delaware, or if no such state court will have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on the New Parent’s behalf, (ii) any action asserting a breach of fiduciary duty owed by any director, officer or other employee of the New Parent to the New Parent or its stockholders, (iii) any action asserting a claim arising pursuant to the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the New Parent will be deemed to have notice of and consented to the foregoing forum selection provisions.

This summary is qualified in its entirety by reference to the full text of the A&R Certificate of Incorporation and the A&R Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, a New York corporation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit Number	Description
2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, dated December 13, 2016 (incorporated by reference to Exhibit 2.1 to Energy XXI Ltd’s Current Report on Form 8-K filed on December 15, 2016)
3.1*	Second Amended and Restated Certificate of Incorporation of Energy XXI Gulf Coast, Inc.
3.2*	Second Amended and Restated Bylaws of Energy XXI Gulf Coast, Inc.
10.1*	Registration Rights Agreement, dated as of December 30, 2016, by and among Energy XXI Gulf Coast, Inc. and the stockholders party thereto
10.2*	First Lien Exit Credit Agreement, dated as of December 30, 2016, by and among, Energy XXI Gulf Coast, Inc., the lenders party thereto, the guarantors party thereto and Wells Fargo Bank, N.A., as Administrative Agent
10.3*	Guaranty, dated as of December 30, 2016, by the guarantors party thereto in favor of Wells Fargo Bank, N.A., as Administrative Agent, and the Secured Parties
10.4*	First Lien Pledge and Security Agreement and Irrevocable Proxy, effective as of December 30, 2016, by Energy XXI Gulf Coast, Inc. and each of the Grantors party thereto in favor of Wells Fargo Bank, N.A., as Administrative Agent, and the Secured Parties
10.5*	Warrant Agreement, dated as of December 30, 2016, by and between Energy XXI Gulf Coast, Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent.
10.6*†	Executive Employment Agreement, dated December 30, 2016, by and between Energy XXI Gulf Coast, Inc. and John D. Schiller, Jr.
10.7*†	Form of Indemnification Agreement between Energy XXI Gulf Coast, Inc. and Indemnitees

10.8*†	Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan
10.9*†	Energy XXI Gulf Coast, Inc. Non-Employee Director Compensation Policy
99.1	Findings of Fact, Conclusion of Law, and Order Confirming the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, as entered by the Bankruptcy Court on December 13, 2016 (incorporated by reference to Exhibit 99.1 to Energy XXI Ltd’s Current Report on Form 8-K filed on December 15, 2016)

†	Indicates Management Compensatory Plan, Contract or Arrangement.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Gulf Coast, Inc.

	By:	/s/ Bruce W. Busmire
Bruce W. Busmire
January 6, 2017		Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, dated December 13, 2016 (incorporated by reference to Exhibit 2.1 to Energy XXI Ltd’s Current Report on Form 8-K filed on December 15, 2016)
3.1*	Second Amended and Restated Certificate of Incorporation of Energy XXI Gulf Coast, Inc.
3.2*	Second Amended and Restated Bylaws of Energy XXI Gulf Coast, Inc.
10.1*	Registration Rights Agreement, dated as of December 30, 2016, by and among Energy XXI Gulf Coast, Inc. and the stockholders party thereto
10.2*	First Lien Exit Credit Agreement, dated as of December 30, 2016, by and among, Energy XXI Gulf Coast, Inc., the lenders party thereto, the guarantors party thereto and Wells Fargo Bank, N.A., as Administrative Agent
10.3*	Guaranty, dated as of December 30, 2016, by the guarantors party thereto in favor of Wells Fargo Bank, N.A., as Administrative Agent, and the Secured Parties
10.4*	First Lien Pledge and Security Agreement and Irrevocable Proxy, effective as of December 30, 2016, by Energy XXI Gulf Coast, Inc. and each of the Grantors party thereto in favor of Wells Fargo Bank, N.A., as Administrative Agent, and the Secured Parties
10.5*	Warrant Agreement, dated as of December 30, 2016, by and between Energy XXI Gulf Coast, Inc. and Continental Stock Transfer & Trust Company, as Warrant Agent.
10.6*†	Executive Employment Agreement, dated December 30, 2016, by and between Energy XXI Gulf Coast, Inc. and John D. Schiller, Jr.
10.7*†	Form of Indemnification Agreement between Energy XXI Gulf Coast, Inc. and Indemnitees
10.8*†	Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan
10.9*†	Energy XXI Gulf Coast, Inc. Non-Employee Director Compensation Policy
99.1	Findings of Fact, Conclusion of Law, and Order Confirming the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, as entered by the Bankruptcy Court on December 13, 2016 (incorporated by reference to Exhibit 99.1 to Energy XXI Ltd’s Current Report on Form 8-K filed on December 15, 2016)

†	Indicates Management Compensatory Plan, Contract or Arrangement.
*	Filed herewith.